Exhibit 3.1

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION

OF

360 FINANCE, INC.

(adopted by a Special Resolution passed on September 10, 2018)

1.                          The name of the Company is 360 Finance, Inc.

2.                          The Registered Office of the Company will be situated at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209 Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.                          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands.

4.                          The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Law.

5.                          The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.                          The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.                          The authorised share capital of the Company is US$50,000 divided into 5,000,000,000 shares, comprising of (i) 4,735,059,449  Class A ordinary shares with a par value of US$0.00001 each, (ii) 39,820,586 Class B ordinary shares with a par value of US$0.00001 each, (iii) 142,014,426 Class C ordinary shares with a par value of US$0.00001 each, (iv) 10,375,744 Series A preferred shares with a par value of US$0.00001 each, and (v) 47,792,100 Series A+ preferred shares with a par value of US$0.00001 each, and (vi) 24,937,695 Series B preferred shares with a par value of US$0.00001 each. Subject to the Companies Law and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.                          The Company has the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.                          Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

360 FINANCE, INC.

(adopted by a Special Resolution passed on September 10, 2018)

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.                                      In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”

means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Class A Ordinary Share”

means an ordinary share of the Company with a nominal or par value of US$0.00001, designated as a Class A Ordinary Share, having the rights, preferences, privileges and restrictions set out in these Articles.

“Class B Ordinary Share”

means an ordinary share of the Company with a nominal or par value of US$0.00001, designated as a Class B Ordinary Share, having the rights, preferences, privileges and restrictions set out in these Articles.

“Class C Ordinary Share”

means an ordinary share of the Company with a nominal or par value of US$0.00001, designated as a Class C Ordinary Share, having the rights, preferences, privileges and restrictions set out in these Articles.

“Company”	means 360 Finance, Inc., a Cayman Islands exempted company;

“Companies Law”	means the Companies Law (2018 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company’s Website”

means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of ADSs, or which has otherwise been notified to Shareholders;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares and ADSs are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares or ADSs on the Designated Stock Exchange;

“electronic”

has the meaning given to it in the Electronic Transactions Law and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”

means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“electronic record”

has the meaning given to it in the Electronic Transactions Law and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Exhibit A”	means Exhibit A to these Articles which for the avoidance of doubt, forms an integral part of these Articles.

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”

means a resolution:

(a)                                 passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with these Articles; or

(b)                                 approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Share”	means an ordinary share of the Company with a nominal or par value of US$0.00001, including a Class A Ordinary Share, a Class B Ordinary Share and a Class C Ordinary Share.

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”

means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Preferred Share”	means a preferred share of the Company with a nominal or par value of US$0.00001, including a Series A Preferred Share, a Series A+ Preferred Share and a Series B Preferred Share.

“Register”	means the register of Members of the Company maintained in accordance with the Companies Law;

“Registered Office”	means the registered office of the Company as required by the Companies Law;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Series A Preferred Share”

means a preferred share of the Company with a nominal or par value of US$0.00001, designated as a Series A Preferred Share, having the rights, preferences, privileges and restrictions set out in these Articles (including Exhibit A).

“Series A+ Preferred Share”

means a preferred share of the Company with a nominal or par value of US$0.00001, designated as a Series A+ Preferred Share, having the rights, preferences, privileges and restrictions set out in these Articles (including Exhibit A).

“Series B Preferred Share”

means a preferred share of the Company with a nominal or par value of US$0.00001, designated as a Series B Preferred Share, having the rights, preferences, privileges and restrictions set out in these Articles (including Exhibit A).

“Share”

means a share in the capital of the Company including an Ordinary Share and a Preferred Share. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Law;

“signed”

means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Special Resolution”

means a special resolution of the Company passed in accordance with the Companies Law, being a resolution:

(a)                                 passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)                                 approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Law; and

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

2.                                      In these Articles, save where the context requires otherwise:

(a)                                 words importing the singular number shall include the plural number and vice versa;

(b)                                 words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)                                  the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)                                 reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)                                  reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)                                   reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)                                  reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)                                 any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)                                     any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transaction Law; and

(j)                                    Sections 8 and 19(3) of the Electronic Transactions Law shall not apply.

3.                                      Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.                                      The business of the Company may be conducted as the Directors see fit.

5.                                      The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.                                      The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.                                      The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.                                      Subject to these Articles, including Exhibit A, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)                                 issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)                                 grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)                                  grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

9.                                      The Directors may authorise the division of Shares into any number of Classes and/or series and the different Classes and series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes and/or series (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate.  Notwithstanding Article 12, the Directors may issue from time to time, out of the authorised share capital of the Company (including the authorised but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)                                 the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)                                 whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)                                  the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)                                 whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)                                  whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)                                   whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)                                  whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)                                 the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)                                     the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)                                    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.                               The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.                               The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.                               Whenever the capital of the Company is divided into different Classes or series the rights attached to any such Class or series may, subject to any rights or restrictions for the time being attached to any Class or series, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued Shares of that Class or series or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class or series. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class or series (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class or series, every Shareholder of the Class or series shall on a poll have one vote for each Share of the Class or series held by him. For the purposes of this Article the Directors may treat all the Classes or series or any two or more Classes or series as forming one Class if they consider that all such Classes or series would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes or series.

13.                               The rights conferred upon the holders of the Shares of any Class or series issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class or series, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class or series by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

14.                               Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two calendar months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

15.                               Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

16.                               Any two or more certificates representing Shares of any one Class or series held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

17.                               If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

18.                               In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

19.                               The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

20.                               The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

21.                               The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

22.                               For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.                               The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

24.                               Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

25.                               The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

26.                               If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

27.                               The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

28.                               The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

29.                               The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

30.                               If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31.                               The notice shall name a further day (not earlier than the expiration of fourteen (14) calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

32.                               If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

33.                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

34.                               A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

35.                               A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

36.                               The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

37.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

38.                               The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

39.                               (a)                                 The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

(b)                                 The Directors may also decline to register any transfer of any Share unless:

(i)                                     the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)                                  the instrument of transfer is in respect of only one Class of Shares;

(iii)                               the instrument of transfer is properly stamped, if required;

(iv)                              in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)                                 a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

40.                               The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

41.                               All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

42.                               The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

43.                               Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

44.                               A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.                               The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

46.                               Subject to Exhibit A, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

47.                               Subject to Exhibit A, the Company may by Ordinary Resolution:

(a)                                 increase its share capital by new Shares of such amount as it thinks expedient;

(b)                                 consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)                                  subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)                                 cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

48.                               Subject to Exhibit A, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

49.                               Subject to the provisions of the Companies Law and these Articles, including Exhibit A, the Company may:

(a)                                 issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Special Resolution;

(b)                                 purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Members by Ordinary Resolution, or are otherwise authorised by these Articles; and

(c)                                  make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Law, including out of capital.

50.                               The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

51.                               The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.                               Subject to Exhibit A, the Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

53.                               The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

54.                               The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

55.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

56.                               (a)                                 The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

(b)                                 At these meetings the report of the Directors (if any) shall be presented.

57.                               (a)                                 The Chairman or a majority of the Directors may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)                                 A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c)                                  The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)                                 If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

(e)                                  A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58.                               At least ten (10) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                 in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)                                 in the case of an extraordinary general meeting, by two-thirds (2/3rd ) of the Shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy.

59.                               The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.                               No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative, shall be a quorum for all purposes.

61.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

62.                               If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

63.                               The Chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

64.                               If there is no such Chairman of the Board of Directors, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

65.                               The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66.                               The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

67.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any Shareholder present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

68.                               If a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69.                               All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Law. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

70.                               A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

71.                               Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall have such number of votes as is determined in accordance with Section 7 of Exhibit A.

72.                               In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

73.                               Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

74.                               No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

75.                               On a poll votes may be given either personally or by proxy.

76.                               Each Shareholder, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a show of hand. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

77.                               An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

78.                               The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)                                 not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)                                 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)                                  where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

79.                               The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

80.                               A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

81.                               Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

82.                               If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation, including the right to vote individually on a show of hands.

DIRECTORS

83.                               (a)                                 The Board of Directors shall consist of not more than seven (7) Directors, who shall be appointed in accordance with Exhibit A.

(b)                                 The Board of Directors shall have a Chairman elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

(c)                                  Subject to Exhibit A, the Company may by Ordinary Resolution appoint any person to be a Director.

(d)                                 Subject to Exhibit A, the Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

(e)                                  An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

84.                               A Director may be removed from office by Ordinary Resolution of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

85.                               The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

86.                               A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

87.                               Subject to Exhibit A, the remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

88.                               The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

89.                               Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

90.                               Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

91.                               Subject to the Companies Law, these Articles and to any resolutions passed in a general meeting, and subject to Exhibit A, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

92.                               Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

93.                               The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

94.                               The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

95.                               The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

96.                               Subject to Exhibit A, the Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

97.                               The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

98.                               The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

99.                               Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

100.                        Subject to Exhibit A, the Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

101.                        The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

102.                        The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

103.                        Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

104.                        The office of Director shall be vacated, if the Director:

(a)                                 becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 dies or is found to be or becomes of unsound mind;

(c)                                  resigns his office by notice in writing to the Company;

(d)                                 without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or

(e)                                  is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

105.                        Subject to Exhibit A, the Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes, subject to Exhibit A. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

106.                        A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

107.                        The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

108.                        A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

109.                        A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

110.                        Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

111.                        The Directors shall cause minutes to be made for the purpose of recording:

(a)                                 all appointments of officers made by the Directors;

(b)                                 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112.                        When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113.                        A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

114.                        The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

115.                        Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

116.                        A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

117.                        All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

118.                        A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS

119.                        Subject to Exhibit A, and subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

120.                        Subject to Exhibit A, and subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

121.                        The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

122.                        Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

123.                        The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

124.                        Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

125.                        If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

126.                        No dividend shall bear interest against the Company.

127.                        Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

128.                        The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

129.                        The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

130.                        The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

131.                        The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

132.                        The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

133.                        Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

134.                        The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

135.                        The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

136.                        Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution:

(a)                                 resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)                                 appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)                                     paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)                                  paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)                                  make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)                                 authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)                                     the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)                                  the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)                                  generally do all acts and things required to give effect to the resolution.

137.                        Notwithstanding any provisions in these Articles, the Directors may resolve to capitalise an amount standing to the credit of reserves (including the share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a)                                 employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b)                                 any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c)                                  any depositary of the Company for the purposes of the issue, allotment and delivery by the depositary of ADSs to employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members.

SHARE PREMIUM ACCOUNT

138.                        The Directors shall in accordance with the Companies Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

139.                        There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

NOTICES

140.                        Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognized courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

141.                        Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognized courier service.

142.                        Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

143.                        Any notice or other document, if served by:

(a)                                 post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b)                                 facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)                                  recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)                                 electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

144.                        Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

145.                        Notice of every general meeting of the Company shall be given to:

(a)                                 all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)                                 every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

146.                        No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

147.                        The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

148.                        Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

149.                        No Indemnified Person shall be liable:

(a)                                 for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)                                 for any loss on account of defect of title to any property of the Company; or

(c)                                  on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)                                 for any loss incurred through any bank, broker or other similar Person; or

(e)                                  for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)                                   for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

150.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each calendar year and shall begin on January 1st in each calendar year.

NON-RECOGNITION OF TRUSTS

151.                        No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

152.                        If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Law, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

153.                        Subject to Exhibit A, if the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, subject to Exhibit A the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF ARTICLES OF ASSOCIATION

154.                        Subject to the Companies Law, and subject to Exhibit A, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

155.                        For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

156.                        In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

157.                        If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

158.                        The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

159.                        The Directors, or any service providers (including the officers, the Secretary and the registered office agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

Exhibit A

160.                        Exhibit A hereto shall form part of these Articles and to the extent that there is any inconsistency between the main content of these Articles and the provisions in Exhibit A hereto, to the maximum extent permitted by the Law, the provisions in Exhibit A hereto shall prevail.

Exhibit A

Rights, Preferences and Privileges of the Preferred Shares

The rights, preferences, and privileges granted to and imposed on the Preferred Shares are as set forth in this Exhibit A. This Exhibit A is an attachment to the main body of these Articles and forms a part of these Articles. All provisions set out in the main body of these Articles shall be read in conjunction with and shall be subject to the terms set out in this Exhibit A. In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in this Exhibit A, the provisions set out in this Exhibit A shall prevail.

All references in this Exhibit A to designated “Sections” and other Subsections are to the designated Sections and other Subsections of this Exhibit A unless explicitly stated otherwise. All capitalized terms not defined herein shall have the meaning ascribed to it in the Shareholders Agreement entered into by and among Shareholders and the Company, dated September 10, 2018 and as amended from time to time.

In this Exhibit A the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Conversion Price”	shall have the meaning ascribed to it in Section 3.1.

“Conversion Rights”	shall have the meaning ascribed to it in Section 3.

“Conversion Time”	shall have the meaning ascribed to it in Section 3.3.

“Deemed Liquidation Event”	shall have the meaning ascribed to it in Section 2.5.

“Equity Securities”

means, with respect to any Person that is a legal entity, any and all shares of share capital, capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“IPO”

means the Company’s initial public offering and listing of its Shares on the New York Stock Exchange, NASDAQ Stock Market, The Hong Kong Stock Exchange or other internationally recognized stock exchange. The occurrence of the IPO refers to the time of the listing of the Company’s share capital on any of the aforementioned stock exchange.

“Mandatory Conversion Time”	shall have the meaning ascribed to it in Section 4.1.

“Mr. Zhou Holding Vehicle”	means Aerovane Company Limited, a British Virgin Islands company.

“Ordinary Shareholders”	means holders of Ordinary Shares.

“Original Issue Price”	shall have the meaning ascribed to it in Section 3.1.

“Preferred Shareholders”	means holders of Preferred Shares.

“Redemption Date”	shall have the meaning ascribed to it in Section 5.3.

“Redemption Event”	shall have the meaning ascribed to it in Section 5.1.

“Redemption Notice”	shall have the meaning ascribed to it in Section 5.3.

“Redemption Request”	shall have the meaning ascribed to it in Section 5.1.

“Requesting Holders”	shall have the meaning ascribed to it in Section 5.1.

“Series A+ Director”	means the Director appointed by Sagittarius Company Limited.

“Series B Director”	means the Director appointed by the holders of Series B Preferred Shares according to the MA&A.

“Series A Redemption Price”	shall have the meaning ascribed to it in Section 5.2.

“Series A+ Redemption Price”	shall have the meaning ascribed to it in Section 5.2.

“Series B Issue Price”	US$8.16033697 per share

“Series B Redemption Price”	shall have the meaning ascribed to it in Section 5.2.

1.                                      Dividend

Subject to the provisions of these Articles, and the applicable law, the Board of Directors may from time to time declare dividends and other distributions on the outstanding Shares of the Company and authorize payment of the same out of the funds of the Company legally therefor. Once such a dividend or payment is authorized, all Shareholders, including Ordinary Shareholders and Preferred Shareholders, shall be entitled to the dividend pari passu based on the number of Shares they own on an as-converted basis. For the avoidance of doubt, Preferred Shareholders have no preference in the dividend distribution.

2.                                      Liquidation

2.1                               Preferential Payments to Holders of Series B Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Series B Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its Shareholders before any payment shall be made to any other Shareholders by reason of their ownership thereof, an amount per share equal to an amount representing a simple eight percent (8%) per annum on the Series B Issue Price, plus any declared but unpaid dividend. For the purpose of this Subsection 2.1, the day count fraction for the calculation of interest is the actual number of days from and inclusive of the relevant Series B Preferred Shares issue date to and exclusive of the date of liquidation divided by 365. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its Shareholders shall be insufficient to pay the holders of Series B Preferred Shares the full amount to which they shall be entitled under this Subsection 2.1, the holders of Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series B Preferred Shares held by them upon such distribution if all amounts payable on or with respect to such Series B Preferred Shares were paid in full.

2.2                               Preferential Payments to Holders of Series A+ Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Series A+ Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its Shareholders before any payment shall be made to the holders of Series A Preferred Shares and Ordinary Shares but after payment to the holders of Series B Preferred Shares pursuant to the Subsection 2.1 above, by reason of their ownership thereof, an amount as set out in the Schedule I of this Exhibit A. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its Shareholders shall be insufficient to pay the holders of Series A+ Preferred Shares the full amount to which they shall be entitled under this Subsection 2.2, the holders of Series A+ Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series A+ Preferred Shares held by them upon such distribution if all amounts payable on or with respect to such Series A+ Preferred Shares were paid in full.

2.3                               Preferential Payments to Holders of Series A Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Series A Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its Shareholders before any payment shall be made to the holders of Class A Ordinary Shares but after payment to the holders of Series B Preferred Shares and Series A+ Preferred Shares pursuant to the Subsection 2.1 and 2.2 above, by reason of their ownership thereof, an amount as set out in the Schedule I of this Exhibit A. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its Shareholders shall be insufficient to pay the holders of Series A Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares the full amount to which they shall be entitled under this Subsection 2.3, the holders of Series A Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

2.4                               Payments to Holders of Class A Ordinary Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares, the remaining assets of the Company available for distribution to its Shareholders shall be distributed among the all the Shareholders, pro rata based on the number of Class A Ordinary Shares held by each such holder on an as-converted basis.

2.5                               Deemed Liquidation.

(a)                                 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding Preferred Shares agree otherwise by written notice sent to the Company at least 5 days prior to the effective date of any such event:

(i)                                     any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the assets of the Company or any of its subsidiaries;

(ii)                                  any sale, transfer or issuance (or series of sales, transfers or issuances) of Equity Securities by the Company or the holders of Equity Securities that results in the (i) inability of the holders of Equity Securities immediately prior to such sale, transfer or issuance to designate or elect a majority of the Board of Directors of the Company or (ii) the failure of the holders of Equity Securities immediately prior to such sale, transfer or issuance to hold at least 50% of the Equity Securities or voting power of the Company; or

(iii)                               any merger, consolidation, recapitalization or reorganization of the Company with or into another Person (whether or not the Company is the surviving company) that results in (i) the inability of the holders of Equity Securities immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company or (ii) the failure of the holders of Equity Securities immediately prior to such merger, consolidation, recapitalization or reorganization to hold at least 50% of the Equity Securities or voting power of the Company.

(b)                                 Effecting a Deemed Liquidation Event. Upon the consummation of any such Deemed Liquidation Event, the holders of the Preferred Shares shall, in consideration for cancellation of their shares, be entitled to the same rights as such holders are entitled to under the Section 2 upon the occurrence of a liquidation of the Company.

3.                                      Conversion and Anti-dilution

The holders of Preferred Shares , Class C Ordinary Shares and Class B Ordinary Shares shall have conversion rights as follows (the “Conversion Rights”):

3.1                               Right to Convert.

(a)                                 Conversion Ratio of Preferred Shares. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares as is determined by dividing the Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. As of the date of the adoption of these Articles, the Original Issue Price and Conversion Price are set out in the Schedule II of this Exhibit. Such initial Conversion Price, and the rate at which Preferred Shares may be converted into Class A Ordinary Shares, shall be subject to adjustment as provided below.

(b)                                 Conversion Ratio of Class C Ordinary Shares and Class B Ordinary Shares. Each Class C Ordinary Share and Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof,  into such number of fully paid and non-assessable Class A Ordinary Shares as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The Original Issue Price and Conversion Price for Class C Ordinary Share and Class B Ordinary Share are set out in the Schedule II of this Exhibit.

(c)                                  Termination of Conversion Rights. In the event of a notice of redemption of any Preferred Share pursuant to Section 5, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Shares.

3.2                               Fractional Shares. No fractional Class A Ordinary Shares shall be issued upon conversion of Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of one Class A Ordinary Shares as determined in good faith by the Board of Directors of the Company. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Shares the holder is at the time converting into Class A Ordinary Shares and the aggregate number of Class A Ordinary Shares issuable upon such conversion.

3.3                               Mechanics of Conversion.

(a)                                 Notice of Conversion. In order for a holder of Preferred Shares, Class C Ordinary Shares or Class B Ordinary Shares to voluntarily convert all or any of its Preferred Shares, Class C Ordinary Shares or Class B Ordinary Shares into Class A Ordinary Shares, such holder shall (a) provide written notice to the Company’s transfer agent at the office of the transfer agent for Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares (or at the principal office of the Company if the Company serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s Preferred Shares, Class C Ordinary Shares or Class B Ordinary Shares (as the case may be) and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such Preferred Shares, Class C Ordinary Shares or Class B Ordinary Shares (as the case may be) (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Class A Ordinary Shares to be issued. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the Class A Ordinary Shares issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Shares, Class C Ordinary Shares or Class B Ordinary Shares, or to his, her or its nominees, a certificate or certificates for the full number of Class A Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of Preferred Shares, Class C Ordinary Shares or Class B Ordinary Shares (as the case may be) represented by the surrendered certificate that were not converted into Class A Ordinary Shares, (ii) pay in cash such amount as provided in Subsection 3.2 in lieu of any fraction of one Class A Ordinary Share otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the Preferred Shares converted.

(b)                                 Reservation of Shares. The Company shall at all times when any Preferred Shares, Class C Ordinary Shares and/or Class B Ordinary Shares are outstanding, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of the Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares, such number of its duly authorized Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of the Shareholders of the Company. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Class A Ordinary Shares issuable upon conversion of the Preferred Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Class A Ordinary Shares at such adjusted Conversion Price.

(c)                                  Effect of Conversion. All Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Class A Ordinary Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 3.2 and to receive payment of any dividends declared but unpaid thereon. Any Preferred Shares, Class C Ordinary Shares and Class B Ordinary Shares so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Preferred Shares accordingly.

(d)                                 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Shares surrendered for conversion or on the Class A Ordinary Shares delivered upon conversion.

(e)                                  Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Class A Ordinary Shares upon conversion of Preferred Shares pursuant to this Section 3.

3.4                               Adjustments to Conversion Price for Diluting Issues.

(a)                                 Special Definitions. For purposes of this Section 3 of Article III, the following definitions shall apply:

(i)                                     “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Ordinary Shares or Convertible Securities.

(ii)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Ordinary Shares, but excluding Options.

(iii)                               “Additional Shares of Class A Ordinary Shares” shall mean all Class A Ordinary Shares issued (or, pursuant to Subsection 3.4(c) below, deemed to be issued) by the Company after September 10, 2018, other than (1) the following Class A Ordinary Shares and (2) the Class A Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A)                               Class A Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on Preferred Shares;

(B)                               Class A Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Class A Ordinary Shares that is covered by Subsection 3.5, 3.6 and 3.7;

(C)                               Class A Ordinary Shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(D)                               Class A Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or Class A Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(b)                                 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Class A Ordinary Shares if the Company receives written notice from the holders of two-thirds of the then outstanding shares of Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Class A Ordinary Shares.

(c)                                  Deemed Issue of Additional Shares of Class A Ordinary Shares.

(i)                                     If the Company at any time or from time to time after September 10, 2018 shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Class A Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Class A Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)                                  If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Subsection 3.4(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Class A Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Class A Ordinary Shares (other than deemed issuances of Additional Shares of Class A Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii)                               If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 3.4(d) (either because the consideration per share (determined pursuant to Subsection 3.4(e)) of the Additional Shares of Class A Ordinary Shares subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the September 10, 2018), are revised after the September 10, 2018 as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Class A Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Class A Ordinary Shares subject thereto (determined in the manner provided in Subsection 3.4(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)                              Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 3.4(d), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v)                                 If the number of shares of Class A Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 3.4(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Subsection 3.4(c)). If the number of Class A Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 3.4(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(d)                                 Adjustment of Conversion Price Upon Issuance of Additional Shares of Class A Ordinary Shares. In the event the Company shall at any time issue Additional Shares of Class A Ordinary Shares (including Additional Shares of Class A Ordinary Shares deemed to be issued pursuant to Subsection 3.4(c)), without consideration or for a consideration per share less than Conversion Price of any Class B Ordinary Shares, Class C Ordinary Shares or Preferred Shares in effect immediately prior to such issue, then the Conversion Price of such Class B Ordinary Shares, Class C Ordinary Shares or Preferred Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Class A Ordinary Shares

(ii)                                  “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Class A Ordinary Shares;

(iii)                               “A” shall mean the number of Class A Ordinary Shares outstanding immediately prior to such issue of Additional Shares of Class A Ordinary Shares (treating for this purpose as outstanding all Class A Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of Class A Ordinary Shares that would have been issued if such Additional Shares of Class A Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Class A Ordinary Shares issued in such transaction.

(e)                                  Determination of Consideration. For purposes of this Subsection 3.4, the value of consideration other than cash received by the Company for the issue of any Additional Shares of Class A Ordinary Shares shall be determined in good faith by the Board of Directors.

3.5                               Adjustment for Share Subdivisions and Consolidations. If the Company shall at any time or from time to time effect a subdivision of the outstanding Class A Ordinary Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Class A Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Class A Ordinary Shares outstanding. If the Company shall at any time or from time to time consolidate the outstanding Class A Ordinary Shares, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Class A Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Class A Ordinary Shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.6                               Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Class A Ordinary Shares entitled to receive, a dividend or other distribution payable on the Class A Ordinary Shares in additional shares of Class A Ordinary Shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(a)                                 the numerator of which shall be the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)                                 the denominator of which shall be the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Class A Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (B) that no such adjustment shall be made if the holders of Preferred Shares simultaneously receive a dividend or other distribution of Class A Ordinary Shares in a number equal to the number of shares of Class A Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Class A Ordinary Shares on the date of such event.

3.7                               Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Class A Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Class A Ordinary Shares in respect of outstanding Class A Ordinary Shares) or in other property and the provisions of Subsection 3.6 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Shares shall receive, simultaneously with the distribution to the holders of Class A Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Preferred Shares had been converted into Class A Ordinary Shares on the date of such event.

3.8                               Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Class A Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Shares.

3.9                               Notice of Record Date. In the event:

(a)                                 the Company shall take a record of the holders of its Class A Ordinary Shares (or other Equity Securities at the time issuable upon conversion of the Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b)                                 of any capital reorganization of the Company, any reclassification of the Class A Ordinary Shares of the Company, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the holders of the Preferred Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Ordinary Shares (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Shares) shall be entitled to exchange their shares of Class A Ordinary Shares (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Shares and the Class A Ordinary Shares. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

4.                                      Mandatory Conversion.

4.1                               Trigger Events.  Upon either (a) the occurrence of the IPO, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two thirds of the then outstanding Preferred Shares and Class C Ordinary Shares voting together as a single class on an as-converted basis (the time of such occurrence of the IPO or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding Preferred Shares and Class C Ordinary Shares shall automatically be converted into Class A Ordinary Shares, at the then effective conversion rate as calculated pursuant to Subsection 3.1(a), and (ii) such shares may not be reissued by the Company.

4.2                               Procedural Requirements.  All holders of record of Preferred Shares and Class C Ordinary Shares shall be sent written notice of the mandatory conversion time and the place designated for mandatory conversion of all such Preferred Shares pursuant to this Section 4.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of Preferred Shares  and Class C Ordinary Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice.  If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Shares and Class C Ordinary Shares converted pursuant to Subsection 4.1, including the rights, if any, to receive notices and vote (other than as a holder of Class A Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 4.2.  As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Shares and Class C Ordinary Shares, the Company shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the full number of Class A Ordinary Shares issuable on such conversion in accordance with the provisions hereof, and (b) pay cash as provided in Subsection 3.2 in lieu of any fraction of a share of Class A Ordinary Shares otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Preferred Shares and Class C Ordinary Shares converted.  Such converted Preferred Shares and Class C Ordinary Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of Preferred Shares and Class C Ordinary Shares accordingly.

5.                                      Redemption.

5.1                               General. In the event (the “Redemption Event”) (1) the IPO or a trade sale of the Company has not occurred on or before June 30, 2022; OR (2) there is a material breach by the Company of Sections 1, 2 and 3 of this Exhibit and Subsection 3.2, 3.3 and 3.4 of the Shareholders Agreement, which has not been remedied to the reasonable satisfaction of the holders of Preferred Shares within thirty (30) days of the receipt of written notice by the Company, upon written notice of the holders of at least one third of then outstanding Series B Preferred Shares, the holder of then outstanding Series A+ Preferred Shares, or the holder of then outstanding Series A Preferred Shares (the “Requesting Holders”), each Preferred Share then outstanding shall be redeemable (in whole but not in part) in accordance with this Section 5, provided, however, that (1) no Series A Preferred Share shall be redeemed unless and until all Series A+ Preferred Shares then outstanding and redeemable have been redeemed in full in accordance with this Section 5; and (2) no Series A+ Preferred Share shall be redeemed unless and until all Series B Preferred Shares then outstanding and redeemable have been redeemed in full in accordance with this Section 5. Upon receipt of a written notice requesting redemption of any or all shares held by the Requesting Holders (the “Redemption Request”) , the Company shall apply all of its assets to any such redemption, and to no other corporate purpose,

5.2                               Redemption Price.

(a)                                 The “Series B Redemption Price” for each Series B Preferred Share redeemed pursuant to this Section 5 shall be the sum of (x) 100% of the Series B Issue Price, (y) an amount of cash per share sufficient to provide holder of such Series B Preferred Share with an interest rate equal to eight percent (8%) per annum, calculated on a simple basis for a period of time commencing from the issue date and ending on the Redemption Date, in respect of all of the Series B Preferred Shares held by such holder and requested to be redeemed, and (z) any declared but unpaid dividends on such Series B Preferred Share.

(b)                                 The “Series A+ Redemption Price” for each Series A+ Preferred Share and the “Series A Redemption Price” for each Series A Preferred Share are set out in the Schedule III of this Exhibit A.

5.3                               Redemption Notice. The Company shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Shares not less than forty (40) days prior to the payment of redemption price as set out in Subsection 5.2 above (the “Redemption Date”).  Each Redemption Notice shall state:

(a)                                 the number of Preferred Shares held by the holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Redemption Price;

(c)                                  the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 3.1(b)); and

(d)                                 for holders of shares in certificated form, that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Preferred Shares to be redeemed.

5.4                               Surrender of Certificates; Payment. On or before the Redemption Date, the Requesting Holders shall, if holding shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated by the Company, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares represented by a certificate are redeemed, a new certificate, instrument, or book entry in the register of members of the Company representing the unredeemed shares shall promptly be issued to such holder.

5.5                               Rights Subsequent to Redemption. If on the Redemption Date the Redemption Price payable upon redemption of the shares is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price upon surrender of any such certificate or certificates therefor.

6.                                      Redeemed or Otherwise Acquired Shares. Any Preferred Shares that are redeemed or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Shares following redemption.

7.                                      Voting Rights and Board Matters

7.1                               Voting Power.

Holders of all Ordinary Shares and Preferred Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share and Class C Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company, and each Preferred Share shall entitled the holder thereof to the number of vote(s) that equals to the number of Class A Ordinary Shares each such Preferred Share may be converted to on all matters subject to vote at general meetings of the Company.

7.2                               Matters Requiring General Meeting Approval.

The following matters require the approval by the simple majority of the Shareholders in General Meeting:

(a)                                 Making decisions on the Company’s operation guidelines and investment plans;

(b)                                 Approving the annual financial budget plans and final accounts of the Company or marking any modification;

(c)                                  Electing and replacing the directors of the Company and its subsidiaries, and making decisions on the matters concerning the remunerations of the directors;

(d)                                 Approving the reports of the Board of Directors;

(e)                                  The Company’s issuance of bonds;

(f)                                   Changes to the shareholding structure of the Company and its subsidiaries, including approving plans of the Company and its subsidiaries’ equity financing, reorganization, listing, acquisition and sale of equity interests in the Company’s subsidiaries, and any other changes to the shareholding structure. Notwithstanding the foregoing, Mr. Zhou Holding Vehicle may sell the Shares it owns to its Affiliates without the approval of other Shareholders;

(g)                                  Pledging, or in other ways creating third-party rights on the Share, directly or indirectly, by the Company or the Shareholders;

(h)                                 Providing guarantees by the Company or its subsidiaries or creating any third-party rights on the patents, copyrights, trademarks or any other assets of the Company;

(i)                                     Redeeming Shares;

(j)                                    Approving any share incentive plans of the Company or its subsidiaries;

(k)                                 Approving the profit distribution plans and loss recovery plans of the Company through deliberation;

(l)                                     Increase or decrease of the Company’s issued and outstanding shares;

(m)                             The merger, dissolution or liquidation of the Company or any conversion or alteration of the Company’s corporate form; and

(n)                                 Modifying the Company’s Memorandum and Articles of Association.

Matters (l) through (n) must be approved by (i) Shareholders representing at least two thirds of the voting rights of total Class A Ordinary Shares counted on an as-converted basis, and (ii) Sagittarius Company Limited. The remaining matters must be approved by Shareholders holding at least a majority of the voting rights of total Class A Ordinary Shares on an as-converted basis. Each Shareholder is allowed to allocate its shares among affirmative votes, against votes and abstention.

7.3                               Board Composition. The Board of Directors shall consist of up to seven (7) Directors. Directors shall be appointed by a simple majority of affirmative votes by Shareholders.  Sagittarius Company Limited is entitled to appoint one director (the “Series A+ Director”). The shareholder owing most Series B Preferred Shares is entitled to appoint one director (the “Series B Director”), provided it owns at least 12,254,395 Series B Preferred Shares of the Company. The Board of Directors shall meet at least once every half year in accordance with an agreed-upon schedule.  The Company shall reimburse the Directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

7.4                               Matters Requiring Board Approval. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, unless approved by the Board of Directors or with written resolutions:

(a)                                 Appointment and removal of general managers of the Company and its subsidiaries and the formulation or adjustment of their remuneration packages;

(b)                                 To agree or enter into any single or series of agreements or transactions with Shareholders, Directors, senior management and employees or other related parties, including but not limited to loans and guarantees;

(c)                                  Formulating an annual budget and final accounts plan;

(d)                                 Appointment and removal of senior management personnel of the Company other than the general manager (i.e., CEO/president, vice president, vice general manager, co-CEO/co-president, CFO, CTO, COO or other senior management personnel) and the formulation or adjustment of their remuneration packages;

(e)                                  Company’s business plans and operational plans, including the development or adjustment of the Company’s and its subsidiaries’ main business direction;

(f)                                   A transaction or series of transactions with a cumulative value of more than RMB1 million, other than transactions related to normal business operation, within 12 consecutive months;

(g)                                  Expenditure on a single purchase of assets (including purchase of fixed assets, software and technology), marketing promotion, and technical service, exceeding RMB5 million;

(h)                                 The transaction or series of transactions with the same counter-party or its related parties with an accumulated value of more than RMB5 million within six consecutive months (except for transactions with Mr. Zhou Holding Vehicle or its related parties);

(i)                                     Any purchase or dispose of Company assets or property with the value exceeds 5% of the Company’s most recent net assets (on consolidated basis) in one or more transactions, regardless of whether the transactions are with related parties;

(j)                                    Single expenditure of more than 30% of the quarterly budget or multiple expenditures of more than 30% of the annual budget;

(k)                                 Single investment (including but not limited to equity investment, equity/asset acquisition, establishment of joint venture or other legal entity) exceeding 10% of the Company’s net assets or RMB20 million;

(l)                                     Implementation of the equity incentive plan for employees of the Company and its subsidiaries, including the selection of the plan participants;

(m)                             Appointment, dismissal or change of an accounting firm that audits the Company’s financial statements;

(n)                                 Formulating a plan or plans for the public offering of any bond or equity securities of the Company or its subsidiaries, including but not limited to the choice of place of listing or stock exchange, the amount of proceeds or company valuation, and plans for mergers, acquisitions, reorganizations, consolidations or divisions for such listing, division of business, or other purposes; and

(o)                                 Other matters that require a resolution of the board of directors in accordance with the provisions of the applicable laws or Memorandum and Articles of Association.

The matters (a) through (o) must be approved by more than half of the directors of the Board.

7.5                               Matters Requiring Series A+ Director’s and Series B Director’s Approval. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, unless approved by the majority of the Board of Directors (so long as such approval includes the approval of the Series A+ Director, provided Sagittarius Company Limited holds more than 5% of the outstanding Shares of the Company on as-converted basis; and the Series B Director, provided the shareholder appointing such Series B Director owns at least  12,254,395 Series B Preferred Shares of the Company):

(a)                                 make a single purchase with a value of more than RMB100 million;

(b)                                 make a single investment with a value exceeding 15% of the net assets of the Company and RMB200 million; and

(c)                                  make a single related-party transaction with a value of RMB100 million or make transactions with one related party with an accumulated value of RMB200 million within one fiscal year.

Schedule I

Liquidation Preference

		Waiver of Liquidation Preference
Shareholders	Liquidation Preference (1)	P0	Formula
Class B Ordinary Shares
Aerovane Company Limited	the greater of (x) ¥82,500,122+unpaid dividend, and (y) ¥55,000,081* (1+8%*m)	¥1.381197

n: time after the investment made, calculated in months p1: fair market value per share at distribution event p0: as shown in left column.

If the assets distributed per share to each Class B Ordinary Share, Class C Ordinary Share and Series A Preferred Share would bring such shareholders an IRR of no less than 20%, holders of all Class B Ordinary Shares, Class C Ordinary Shares and Series A Preferred Shares shall waive their liquidation preference and only be entitled to the assets distribution based on their shares on pari passu basis with all other shareholders of the Company.

Class C Ordinary Shares
Capricornus Technology Limited	the greater of (x) ¥65,204,041+unpaid dividend, and (y) ¥43,469,361* (1+8%*m)	¥1.381197
Eoraptor Technology Limited	the greater of (x) ¥66,397,117+unpaid dividend, and (y) ¥44,264,745* (1+8%*m)	¥1.381197
Perseus Technology Limited	the greater of (x) ¥66,451,319+unpaid dividend, and (y) ¥44,300,880* (1+8%*m)	¥1.381197
Monocerus Company Limited	the greater of (x) ¥65,136,408+unpaid dividend, and (y) ¥43,424,272* (1+8%*m)	¥1.381197
SKY FULL HOLDINGS LIMITED	the greater of (x) ¥7,171,764+unpaid dividend, and (y) ¥4,781,176* (1+8%*m)	¥1.381197
Unicorn Group Company Limited	the greater of (x) ¥17,560,705+unpaid dividend, and (y) ¥11,707,137* (1+8%*m)	¥1.381197
Hong Kong Mango Qize Company Limited	the greater of (x) ¥4,202,347+unpaid dividend, and (y) ¥2,801,564* (1+8%*m)	¥1.381197
SIP Oriza ChongYuan M&A Co. Limited	the greater of (x) ¥2,101,176+unpaid dividend, and (y) ¥1,400,784* (1+8%*m)	¥1.381196
Series A Preferred Shares
FreeS Fintech 360 SPV Fund LP	the greater of (x) ¥48,018,093+unpaid dividend, and (y) ¥32,012,062*13.33% + ¥32,012,062*(1+8%*(m-1))	¥13.863557
CoBuilder Fintech CX Holdings Limited	the greater of (x) ¥60,000,000+unpaid dividend, and (y) ¥40,000,000*13.33% + ¥40,000,000*(1+8%*(m-1))	¥24.855836
CoBuilder Fintech HY Holdings Limited	the greater of (x) ¥45,000,000+unpaid dividend, and (y) ¥30,000,000*13.33% + ¥30,000,000*(1+8%*(m-1))	¥24.855836

If the assets distributed per share to each Series A+ Preferred Share would bring such preferred shareholders an IRR of no less than 20%, holders of all Series A+ Preferred Shares shall waive their liquidation preference and only be entitled to the assets distribution based on their shares on pari passu basis with all other shareholders of the Company.

Unicorn Group Company Limited	the greater of (x) ¥67,424,313+unpaid dividend, and (y) ¥44,949,542*13.33% + ¥44,949,542*(1+8%*(m-1))	¥8.561126
Series A+ Preferred Shares
CoBuilder Fintech CX Holdings Limited	¥22,000,000* (1+8%*n)	¥41.518678
CoBuilder Fintech HY Holdings Limited	¥10,770,000* (1+8%*n)	¥41.518570
Sagittarius Company Limited	¥690,000,000*(1+8%*n)+¥300,000,000*(1+8%*o)	¥43.359178
Unicorn Group Company Limited	¥496,300,000* (1+8%*o)	¥46.802572
YUE FU LP	¥120,000,000* (1+8%*o)	¥48.281889
CoBuilder Fintech HN Holdings Limited	¥135,000,000* (1+8%*o)	¥48.281880
Sunny Pavilion Limited	¥200,000,000* (1+8%*o)	¥48.281889
Onew Technology Co., Ltd	¥100,000,000* (1+8%*o)	¥48.281889
MAX DYNAMIC BUSINESS LIMITED	¥50,000,000* (1+8%*o)	¥48.281936
Agile Success Limited	¥50,000,000* (1+8%*o)	¥48.281936
Series B Preferred Shares
TonSung Holdings Limited	$100,000,000*(1+8%*p)+ unpaid dividend	$8.16033697
MAX DYNAMIC BUSINESS LIMITED	$10,000,000*(1+8%*p)+ unpaid dividend	$8.16033697
Onew Technology Co., Ltd	$60,000,000*(1+8%*p)+ unpaid dividend	$8.16033697
Hermitage Galaxy Fund SPC	$23,500,000*(1+8%*p)+ unpaid dividend	$8.16033697
TFI Special Opportunities Fund SPC - TFI New Era Growth SP	$10,000,003.34*(1+8%*p)+ unpaid dividend	$8.16033697

2

Note: (1). In Liquidation Preference column, m equals to the number of days between liquidation date and June 6, 2016 divided by 365; n equals to the number of days between liquidation date and March 23, 2017 divided by 365; o equals to the number of days between liquidation date and January 2, 2018 divided by 365 ; and p equals to the number of days between liquidation date and September 10, 2018 divided by 365.

3

Schedule II

Original Issue Price and Conversion Price

Shareholders	Original Issue Price	Shares	Convert Price
Class B Ordinary Shares
Aerovane Company Limited	¥55,000,081.45	39,820,586	¥1.381197
Class C Ordinary Shares
Capricornus Technology Limited	¥43,469,360.69	31,472,234	¥1.381197
Eoraptor Technology Limited	¥44,264,744.85	32,048,100	¥1.381197
Perseus Technology Limited	¥44,300,879.64	32,074,262	¥1.381197
Monocerus Company Limited	¥43,424,272.20	31,439,590	¥1.381197
SKY FULL HOLDINGS LIMITED	¥4,781,176.10	3,461,618	¥1.381197
Unicorn Group Company Limited	¥11,707,136.63	8,476,080	¥1.381197
Hong Kong Mango Qize Company Limited	¥2,801,564.39	2,028,360	¥1.381197
SIP Oriza ChongYuan M&A Co. Limited	¥1,400,784.05	1,014,182	¥1.381196
Series A Preferred Shares
CoBuilder Fintech CX Holdings Limited	¥15,510,015.00	1,609,280	¥9.637860
CoBuilder Fintech HY Holdings Limited	¥11,632,511.00	1,206,960	¥9.637860
Unicorn Group Company Limited	¥50,602,872.00	5,250,424	¥9.637864
FreeS Fintech 360 SPV Fund LP	¥22,254,602.00	2,309,080	¥9.637865
Series A+ Preferred Shares
CoBuilder Fintech CX Holdings Limited	¥22,000,000.00	529,882	¥41.518678
CoBuilder Fintech HY Holdings Limited	¥10,770,000.00	259,402	¥41.518570
Unicorn Group Company Limited	¥496,300,000.00	10,604,118	¥46.802572
Sagittarius Company Limited	¥990,000,000.00	22,832,536	¥43.359178
YUE FU LP	¥120,000,000.00	2,485,404	¥48.281889
CoBuilder Fintech HN Holdings Limited	¥135,000,000.00	2,796,080	¥48.281880
Sunny Pavilion Limited	¥200,000,000.00	4,142,340	¥48.281889
Onew Technology Co., Ltd	¥100,000,000.00	2,071,170	¥48.281889
MAX DYNAMIC BUSINESS LIMITED	¥50,000,000.00	1,035,584	¥48.281936
Agile Success Limited	¥50,000,000.00	1,035,584	¥48.281936
Series B Preferred Shares
TonSung Holdings Limited	$100,000,000.00	12,254,395	$8.16033697
Max Dynamic Business Limited	$10,000,000.00	1,225,440	$8.16033697
Onew Technology Co., Ltd	$60,000,000.00	7,352,637	$8.16033697
Hermitage Galaxy Fund SPC	$23,500,000.00	2,879,783	$8.16033697
TFI Special Opportunities Fund SPC - TFI New Era Growth SP	$10,000,003.34	1,225,440	$8.16033697

Note : For the purpose of clarity, the amounts of the Original Issue Price set against the CoBuilder Fintech CX Holdings Limited and CoBuilder Fintech HY Holdings Limited in the table above are for the calculation under Section 3 purpose only, and do not reflect the investment amount to the Company by such entities.

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Schedule III

Redemption Price

Shareholders	Redemption Price
Series A Preferred Shares
FreeS Fintech 360 SPV Fund LP	¥32,012,062*13.33% + ¥32,012,062*(1+8%*(m-1)) + unpaid dividend
CoBuilder Fintech CX Holdings Limited	¥40,000,000*13.33% + ¥40,000,000*(1+8%*(m-1)) + unpaid dividend
CoBuilder Fintech HY Holdings Limited	¥30,000,000*13.33% + ¥30,000,000*(1+8%*(m-1)) + unpaid dividend
Unicorn Group Company Limited	¥44,949,542*13.33% + ¥44,949,542*(1+8%*(m-1)) + unpaid dividend
Series A+ Preferred Shares
CoBuilder Fintech CX Holdings Limited	¥22,000,000* (1+8%*n) + unpaid dividend
CoBuilder Fintech HY Holdings Limited	¥10,770,000* (1+8%*n) + unpaid dividend
Sagittarius Company Limited	¥690,000,000*(1+8%*n)+¥300,000,000*(1+8%*o)+unpaid dividend
Unicorn Group Company Limited	¥496,300,000* (1+8%*o) + unpaid dividend
YUE FU LP	¥120,000,000* (1+8%*o) + unpaid dividend
CoBuilder Fintech HN Holdings Limited	¥135,000,000* (1+8%*o) + unpaid dividend
Sunny Pavilion Limited	¥200,000,000* (1+8%*o) + unpaid dividend
Onew Technology Co., Ltd	¥100,000,000* (1+8%*o) + unpaid dividend
MAX DYNAMIC BUSINESS LIMITED	¥50,000,000* (1+8%*o) + unpaid dividend
Agile Success Limited	¥50,000,000* (1+8%*o) + unpaid dividend
Series B Preferred Shares
TonSung Holdings Limited	$100,000,000*(1+8%*p)+ unpaid dividend
MAX DYNAMIC BUSINESS LIMITED	$10,000,000*(1+8%*p)+ unpaid dividend
Onew Technology Co., Ltd	$60,000,000*(1+8%*p)+ unpaid dividend
Hermitage Galaxy Fund SPC	$23,500,000*(1+8%*p)+ unpaid dividend
TFI Special Opportunities Fund SPC - TFI New Era Growth SP	$10,000,003.34*(1+8%*p)+ unpaid dividend

5

Note: In the Redemption Price column, m equals to the number of days between liquidation date and June 6, 2016 divided by 365; n equals to the number of days between liquidation date and March 23, 2017 divided by 365; o equals to the number of days between liquidation date and January 2, 2018 divided by 365; and p equals to the number of days between liquidation date and September 10, 2018 divided by 365.

6